Exhibit 5.1

April 1, 2022

AmerisourceBergen Corporation
1 West First Avenue
Conshohocken, Pennsylvania 19428-1800

Re:           AmerisourceBergen Corporation — Registration Statement on Form S-8

To Whom It May Concern:

We have acted as counsel to AmerisourceBergen Corporation, a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission on the date hereof. The Registration Statement relates to the proposed offering and sale of up to 27,823,219 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which may be issued under the AmerisourceBergen Corporation 2022 Omnibus Incentive Plan (the “2022 Plan”).

In connection with this opinion letter, we have examined the Registration Statement, the 2022 Plan and originals, or copies certified or otherwise identified to our satisfaction, of the Company’s Amended and Restated Certificate of Incorporation, as amended, the Company’s Amended and Restated Bylaws and such other documents, records and other instruments as we have deemed appropriate for the purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with the terms and conditions of the 2022 Plan, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP